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                                                                     EXHIBIT 4.6

                                   AGREEMENT

     AGREEMENT dated as of June 25, 1997 (the "Closing Date") by and between Intracel Corporation, a Delaware corporation (the "Company") and Creditanstalt American Corporation (the "Purchaser").

     WHEREAS, the Purchaser currently owns 139,390 shares of the Company's Series A-1 Preferred Stock, par value $.01 per share (the "Securities");

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, 139,390 shares of its Series A-3 Preferred Stock, par value $.01 per share (the "Exchange Securities"), the purchase price for which shall be paid by exchanging the Securities for the Exchange Securities, all on the terms and conditions hereinafter set forth; and

     WHEREAS, the Purchaser and the Company wish to extend to the Exchange Securities the registration rights the Purchaser currently enjoys with respect to the Securities pursuant to that certain Registration Rights Agreement Series A-I Preferred Stock, dated November 16, 1995 (the "Registration Rights Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Sale of Securities.

     1.1 Transfer of Securities, etc. The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases and acquires from the Company on the date hereof (the "Closing Date"), the Exchange Securities.

     1.2 Payment of Purchase Price. The purchase price being paid by the Purchaser for the Exchange Securities (the "Purchase Price") is the Securities. The Purchase Price is being paid by delivery by the Purchaser on the date hereof of certificates representing the Securities, and the Purchaser hereby conveys, transfers, assigns and delivers to the Company all right, title and interest, legal and equitable, in and to the Securities to the Company, free and clear of all liens, claims and encumbrances.

     1.3 Closing. The closing with respect to the transactions provided for in this Agreement is taking place on the date hereof at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104.

     2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants as follows:

     2.1 Ownership of Securities. The Purchaser has good and marketable title to the Securities. Upon the consummation of the transactions contemplated hereby, the Purchaser will

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have transferred to the Company, and the Company will have acquired, good and valid title to the Securities, free and clear of all liens, claims and encumbrances.

      2.2. Authorization, etc. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      2.3 No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with, violate or constitute a breach or default under any of its material agreements.

      2.4 Purchase for Investment, etc. The Purchaser represents and warrants that it understands that the Exchange Securities have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. The Purchaser represents and warrants that it is an "accredited investor" within the meaning of the Federal securities laws and the rules and regulations thereunder. The Purchaser represents and warrants that it is purchasing the Exchange Securities for investment and not with a view toward the distribution thereof.

      2.5 No Control. The Purchaser will not exercise or attempt to exercise, directly or indirectly, a controlling influence over the management or the policies of the Company.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

      3.1 Authorization, etc. The Company has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      3.2 Designation. A Certificate of Designation with respect to the Exchange Securities has been filed with the Secretary of State of the State of Delaware. Upon the issuance of the Exchange Securities pursuant to this Agreement, and the payment of the Purchase Price, the Exchange Securities will be validly issued, fully paid and non-assessable.

      3.3 No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, violate or constitute a breach or default under any of its material agreements.

      4.    The Closing.

      4.1 Company Closing Documents. On the Closing Date, the Company will be delivering to the Purchaser a certificate representing the Exchange Securities.


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          4.2 Purchaser Closing Documents. On the Closing Date, the Purchaser
will be delivering to the Company the Purchase price through delivery of a certificate representing the Securities.

          5. Miscellaneous.

          5.1 Counterparts. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

          5.2 Amendments: Non-assignability of Rights. This Agreement may be amended only with the prior written consent of the parties hereto.

          5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws and rules thereof.

          5.4 Integration and Severability. The covenants and agreements of the parties hereto (or their predecessor) set forth in that certain Convertible Preferred Stock Purchase Agreement dated as of November 16, 1995 (the "Original Agreement") are incorporated by reference as if set forth in full herein. In addition, the parties hereto agree that all references in the Registration Rights Agreement to the Securities shall be deemed to be references to the Exchange Securities and that, except for such change, the Registration Rights Agreement shall continue in full force and effect in accordance with its terms. This Agreement (including such incorporation by reference of the Original Agreement set forth in this Section 5.4) and the Registration Rights Agreement as amended by this Section 5.4 embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

          5.5 Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

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        IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above stated.


                                       INTRACEL CORPORATION

                                       By: /s/ SIMON R. McKENZIE
                                          -------------------------------------


                                       CREDITANSTALT AMERICAN CORPORATION


                                       By: /s/ GREGORY F. MATHIS
                                          -------------------------------------
                                          Gregory F. Mathis
                                          Vice President


                                       By: /s/ KATY LYNNE HERBERT
                                          -------------------------------------
                                          Katy Lynne Herbert
                                          Senior Vice President
                                          General Counsel



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